Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated May 13, 2021, with respect to the consolidated financial statements of Plug Power, Inc., and the effectiveness of internal control over financial reporting incorporated herein by reference.

/s/ KPMG LLP

Albany, New York
August 13, 2021